UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): ---August 11, 2006

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2006, upon recommendation of its Compensation Committee, the Board of Directors of Buckeye Technologies Inc. (“Buckeye”) authorized entering into change in control agreements with Buckeye’s Chief Executive Officer, Chief Operating Officer and Senior Vice Presidents. The form of change in control agreement provides for (1) a lump sum severance payment, (2) continued medical coverage and (3) accelerated vesting of outstanding restricted stock and option awards upon the executive’s termination of employment without “cause” or resignation for “good reason” within two years after a “change in control” of Buckeye (as each of these terms are defined in the change in control agreements). For the Chief Executive Officer and the Chief Operating Officer, the severance payment will be equal to three times the executive’s highest base salary and bonus in the three years preceding termination, and medical coverage will be continued for three years following the executive’s termination. For a Senior Vice President, the severance payment will be equal to two times the executive’s highest base salary and bonus in the three years preceding termination, and medical coverage will be continued for two years following the executive’s termination. If the amount of the foregoing payments would cause an executive to become subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code, the payments will be reduced so that the executive would not be subject to an excise tax.

For purposes of the agreements,

•
“Cause” means (1) willful and material failure to follow lawful instructions, (2) willful gross misconduct or negligence resulting in material injury to Buckeye, or (3) conviction of a felony or any crime involving fraud or dishonesty, including any offense that relates to Buckeye’s assets or business or the theft of Buckeye’s property.

•
“Good reason” means, without the executive’s consent, (1) a material reduction in duties, responsibilities, reporting obligations or authority, or a material change in title or position, (2) a failure to pay compensation or benefits when due, or a reduction in compensation or benefits (other than generally applicable benefit reductions), or the discontinuance of existing incentive and deferred compensation plans, (3) a relocation of the place of principal employment by more than 50 miles, (4) Buckeye fails to obtain assumption of the change in control agreement by an acquirer, (5) the procedures outlined in the change in control agreement for terminating the executive’s employment are not followed, or (6) in the case of the Chief Executive Officer and the Chief Operating Officer, the executive’s employment is terminated for any reason in during the 30-day period beginning on the first anniversary of a change in control.

•
“Change in control” means (1) an acquisition of 25% or more of Buckeye’s voting securities, (2) a merger or similar transaction resulting in current stockholders owning 75% or less of the common stock and voting securities of the corporation or entity resulting from such transaction, (3) a substantial asset sale or liquidation or dissolution of Buckeye, or (4) a change in a majority of Buckeye’s Board of Directors.

The above description is qualified in its entirety by reference to the form of change in control agreement, which is attached hereto as Exhibit 10.1.
Item 1.10 Entry into a Material Definitive Agreement.

Buckeye has an At-Risk Compensation program for executive officers and certain other employees.  In connection with the At-Risk Compensation program for the year ended June 30, 2006, Buckeye’s Compensation Committee of the Board of Directors made the following compensation decisions on August 8, 2006:

1.  Chief Executive Officer John B. Crowe will be awarded a cash bonus of $15,000.

2.  President and Chief Operating Officer Kristopher J. Matula will be awarded a cash bonus of $10,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Form of Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

/S/ STEVEN G. DEAN
Steven G. Dean
Vice President and Chief Financial Officer
August 11, 2006